Exhibit 99.2

Unaudited category sales and unaudited customer transactions

                           DOLLAR GENERAL CORPORATION
                            UNAUDITED CATEGORY SALES
                        For the Four Week Calendar Period

                                            --- For the Four Weeks Ended ---
                         Same-Stores     August 31, 2001        August 25, 2000
                            % Chg           Sales Mix              Sales Mix
                            -----           ---------              ---------

Highly Consumable            11%               60%                    57%
Hardware and Seasonal        14%               15%                    14%
Basic Clothing                0%               11%                    12%
Home Products                -9%               14%                    16%
                             ---               ---                    ---
  TOTAL                      6.7%             100%                    100%

Hardlines                    8.0%              86%                    84%
Softlines                   -2.0%              14%                    16%
                            -----              ---                    ---
  TOTAL                      6.7%             100%                    100%



                           DOLLAR GENERAL CORPORATION
                         UNAUDITED CUSTOMER TRANSACTIONS
                        For the Four-Week Calendar Period

                             --- For the Four Weeks Ended ---
                                           % Chg
                                           -----

Same-Store Sales                            6.7%
Customer Transactions                       4.0%
Average Customer Purchase                   2.0%